[Exhibit 99.1]


         NORTIA CAPITAL PARTNERS, INC. SPLITS ITS COMMON STOCK

    ATLANTA, GEORGIA, February 17, 2005 - Nortia Capital
Partners, Inc., a Nevada corporation, (OTC: NCPN) announced today that its Board of Directors has approved a two-for-one stock split of its common shares. The record date for the split is February 28, 2005 and the pay date is March 3, 2005.

    William Bosso, Chief Executive Officer of Nortia, commented, "We believe that, as our corporate business model develops locally and expands into global markets, additional demand for our common stock and its liquidity may emerge both in the US and on international stock exchanges. As a result, we believe that the anticipated demand to invest in the company could in part be satisfied by a split in its stock."

About Nortia Capital Partners, Inc.

    Nortia Capital Partners, Inc. is an Atlanta-based merchant banking firm that filed its N-54A election with the SEC to become a Business Development Company, pursuant to Section 54 of the Investment Company Act of 1940 on January 4, 2005. Nortia was established to provide capital and advisory services for management buyouts, recapitalizations, and the growth and capital needs of emerging growth companies. Additional information can be found by visiting its website at www.nortiacapital.com.

Forward-Looking Statements:

    The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the Company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the Company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors relating to its investee companies and inadequate capital, competition, loss of key executives, and other economic factors related to its own operations. The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

For Additional Information Please Contact:

Business Contact:
William J. Bosso
Tel.:  770-777-6795
E-mail:  wbosso@nortiacapital.com
www.nortiacapital.com


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Investor Contact:
Friedland Capital Inc.
Dara Podber-Albright
Tel.:  201-420-7437
E-mail:  dara@friedlandcapital.com
www.friedlandcapital.com


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